Exhibit 99.1

Safe Pro Reports Record 1,336% Revenue Growth in Q2 2026 Driven by Multiple Government Contracts for AI-Powered Threat Detection and Mapping

Safe Pro’s AI Gross Margins hit 75% for Second Quarter as Interest in its Patented AI-Powered Computer Vision Technologies for Aerial and Ground-Based Military Applications Grows

AVENTURA, Fla. – August 14, 2026 – Safe Pro Group Inc. (Nasdaq: SPAI) (“Safe Pro” or the “Company”), a developer of artificial intelligence (AI)-enabled defense, security, and situational awareness solutions, today announced financial results for the quarter ended June 30, 2026 highlighted by record AI revenue, expanding AI gross margins, and continued U.S. government contract momentum.

Second Quarter 2026 Financial and Operational Highlights Include:

●	Continued Record Revenue Growth and High Margins Driven by AI Product Sales

–	The Company’s quarterly revenue of $1,332,074 represents a 1,336% increase from $92,753 reported in the second quarter of 2025.

–	Quarterly sales in the Company’s AI subsidiary surged over 3,084%, as compared to the same quarter of 2025, driven by new U.S. Army-contracted sales of its AI-powered, edge compute Navigation, Observation & Detection Engine (NODE) and services and support revenue.

–	Safe Pro’s AI gross margin of 75% for the second quarter underscores the scalability and profitability of the Company’s software and edge compute product lines.

–	During the second quarter of 2026, the Company completed its Board-approved common stock repurchase program, having purchased a total of 637,084 shares in the open market during the program, of which, 474,630 shares were purchased during the six months ended June 30, 2026.

●	Demand for Real Time Battlefield Situational Awareness Drives AI-Powered Threat Detection & Mapping Subcontracts

–	Safe Pro received four government contracts in Q2 highlighted by its NODE edge-based threat detection and mapping solution and services in support of the U.S. Army and a Small Business Innovation Research (SBIR) award from the U.S. Air Force for AI dataset development for use in airfield operations.

●	Company Expands Market Potential with Enhanced Capabilities for Autonomous Ground and Aerial Vehicles

–	Safe Pro AI received an award from a leading U.S. defense prime contractor, to integrate its real-time AI-powered explosive threat detection technology onboard next-generation autonomous Unmanned Ground Vehicles (UGVs) for on-the-move battlefield operations.

–	The Company successfully advanced its technology development efforts demonstrating the integration of its new InFlight, embeddable, real-time AI-powered threat detection package. InFlight AI can natively process real-time video onboard a drone at the tactical edge, delivering live threat data directly into mission planning ecosystems such as the U.S. Army’s Tactical Assault Kit (ATAK), enhancing and accelerating decision making critical to mission success.

“The increasing number of contract awards Safe Pro has received this year for our patented AI-powered threat detection and mapping technology validates what we believe is a large and urgent unmet need for real-time, ground-truth situational awareness across the defense sector,” said Dan Erdberg, Chairman and Chief Executive Officer of Safe Pro Group Inc. “Our investments through the first half of 2026 in personnel, technology development, inventory, and disciplined capital allocation including our completed share repurchase program, are aligned with what we believe is a growing, high-margin, government contract revenue base. We believe the underlying fundamentals position Safe Pro for sustained long-term growth as adoption of our unique edge compute threat detection technology accelerates across aerial and ground-based military platforms.”

As previously announced, Safe Pro will be hosting an Innovation Day on Tuesday, August 25, 2026, in Aventura, Florida. The event, which features live drone operations highlighting how American AI is utilized in the field, is scheduled to begin at approximately 8:30 a.m. ET and conclude by 12:30 p.m. ET. Supporting materials will be filed with the Securities and Exchange Commission on August 25, 2026.

The Company’s Safe Pro Object Threat Detection (SPOTD) AI platform analyzes imagery and video from virtually any drone to automatically detect and classify explosive threats and other objects of interest. The platform converts raw video into high-resolution 2D/3D geospatial models that can be rapidly shared to support operational decision-making in defense, security, and humanitarian missions. SPOTD can identify more than 150 types of landmines and UXO, enabling scalable situational awareness across large, high-risk areas. SPOTD has been deployed in active operational environments in Ukraine for nearly three years and is supported by a growing proprietary dataset comprising over 2.9 million analyzed images, more than 54,328 identified threats, and coverage of approximately 37,900 acres.

The financial information included in this press release should be read in conjunction with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, to be filed with the Securities and Exchange Commission today.

For more information about Safe Pro’s real-world landmine and UXO detections, visit: https://safeproai.com/landmine-detections/. For information about Safe Pro Group, its subsidiaries, and technologies, please visit https://safeprogroup.com and connect with us on LinkedIn, Facebook, and X.

About Safe Pro Group Inc.

Safe Pro Group Inc. (Nasdaq: SPAI) is a mission-driven technology company delivering AI-enabled security and defense solutions. Through cutting-edge platforms like SPOTD, Safe Pro provides advanced situational awareness tools for defense, humanitarian, and homeland security applications globally. The Company is a leading provider of artificial intelligence (AI) solutions specializing in drone imagery processing, leveraging commercially available off-the-shelf drones with its proprietary machine learning and computer vision technology to enable rapid identification of explosive threats, providing a safer and more efficient alternative to traditional human-based analysis methods. Built on a cloud-based ecosystem and powered by Amazon Web Services (AWS), Safe Pro Group’s scalable platform targets multiple markets, including commercial, government, law enforcement, and humanitarian sectors where its Safe Pro AI software, Safe-Pro USA protective gear, and Airborne Response drone-based services can work in synergy to deliver safety and operational efficiency. For more information on Safe Pro Group Inc., please visit https://safeprogroup.com.

Forward-Looking Statements

Some of the statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements relate to future events, future expectations, plans and prospects. Forward-looking statements in this press release include, without limitation, statements regarding Safe Pro’s ability to generate revenue from and achieve high margins on its AI-powered products; achieve durable, long-term growth as adoption of its technology accelerates; perform under, expand or receive additional orders under government subcontracts; convert U.S. Army exercises, demonstrations, customer evaluations, teaming agreements and growth-team initiatives into product acquisition, deployment or additional contract awards; maintain or increase demand for its NODE, NODE-X and SPOTD solutions; and gain acceptance of its solutions by potential government, military, defense, security and humanitarian organizations. Although Safe Pro Group believes the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Safe Pro Group has attempted to identify forward-looking statements by terminology including ‘‘believes,’’ ‘‘estimates,’’ ‘‘anticipates,’’ ‘‘expects,’’ ‘‘plans,’’ ‘‘projects,’’ ‘‘intends,’’ ‘‘potential,’’ ‘‘may,’’ ‘‘could,’’ ‘‘might,’’ ‘‘will,’’ ‘‘should,’’ ‘‘approximately’’ or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including market and other conditions. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth under Item 1A. in the Company’s most recently filed Form 10-K and updated from time to time in the Company’s Form 10-Q filings and in other filings with the Securities and Exchange Commission (the “SEC”), copies of which may be obtained from the SEC’s website at www.sec.gov. Any forward-looking statements contained in this press release speak only as of its date. Safe Pro Group undertakes no obligation to update any forward-looking statements contained in this press release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events, except as required by law.

Media Relations for Safe Pro Group Inc.:

media@safeprogroup.com

Investor Contact:

Ankit Hira, Managing Director

Solebury Strategic Communications for Safe Pro Group Inc.

spai@soleburystrat.com